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                                                                 EXHIBIT 10.35


                          EQUIPMENT PURCHASE AGREEMENT


        THIS EQUIPMENT PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into this 30th day of September, 1997, by and between MULTIMEDIA GAMES, INC., a Texas corporation ("SELLER") and EQUIPMENT PURCHASING L.L.C., a Delaware limited liability company ("BUYER").

                              W I T N E S S E T H :

        WHEREAS, Seller owns and operates a gaming business at its offices located at its offices located at 7335 South Lewis, Suite 302, Tulsa, Oklahoma (the "BUSINESS"); and

        WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, subject to the terms and conditions of this Agreement, certain gaming equipment relating to the Business;

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF EQUIPMENT

        Section 1.1 Sale of Equipment. On the Closing Date (as hereinafter defined), Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of all liens, encumbrances and adverse claims that certain gaming equipment set forth on EXHIBIT "1.1" hereto (the "EQUIPMENT").

        Section 1.2 Purchase Price. The purchase price (the "PURCHASE PRICE") for the Equipment shall be THREE HUNDRED FORTY-NINE THOUSAND DOLLARS ($349,000) paid as follows:

               (a) ONE HUNDRED NINETY-ONE THOUSAND NINE HUNDRED FIFTY DOLLARS ($191,950) payable in cash at Closing (the "CASH AMOUNT"); and

               (b) the delivery of a promissory note to Seller in the form attached as EXHIBIT 1.2(A) ("NOTE")in the principal amount of ONE HUNDRED FIFTY-SEVEN THOUSAND FIFTY DOLLARS ($157,050)(the "DEBT AMOUNT") with interest payable in monthly installments, bearing interest at a rate of twelve percent (12%) per annum with a maturity date twenty-four (24) months from the date of issuance of the Note.

        Section 1.3 Risk of Loss. The risk of loss or destruction or damage to any or all of the Equipment from any cause whatsoever at all times prior to the Closing Date of the purchase of the


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Equipment shall be borne by Seller. Subsequent to the Closing Date of the purchase of the Equipment, the risk of loss or destruction of or damage to any or all the Equipment from any cause whatsoever shall be borne by Buyer.

        Section 1.4 Certain Taxes and Fees. Buyer shall be responsible for (i) any sales and use taxes which may become due and owing by reason of the sale of the Equipment hereunder, (ii) all transfer, documentary and similar taxes and all other duties, levies or other governmental charges incurred by or imposed on the parties hereto with respect to the property transfer contemplated pursuant to this Agreement, and (iii) all recording fees, if any, relating to the filing of instruments transferring title to Buyer from Seller.

        Section 1.5 Ad Valorem Taxes. Ad valorem, property and similar taxes and assessments with respect to the Equipment for the assessment year in which Closing occurs shall be prorated to the Closing Date, so that Seller shall be responsible for such taxes for the period prior to the Closing Date and Buyer shall be responsible for such taxes for the period on and after the Closing Date.

        Section 1.6 Other Expenses. All other costs and expenses incurred by each party hereto in connection with all things required to be done by it hereunder, including attorneys' and accountant fees, shall be borne by the party incurring same.

        Section 1.7 Assignment of Warranties. Seller agrees to assign to Buyer at closing; any and all valid warranties it may have in and to the Equipment; provided that Seller shall not be obligated to assign any warranties which are non-assignable pursuant to their terms.

        Section 1.8 Warrants. As additional inducement for Buyer to enter into this Agreement, the Seller agrees to issue to Buyer at Closing seventeen thousand four hundred forty-two (17,442) warrants to purchase the Common Stock of Seller (the "WARRANTS") pursuant to the terms of the Warrant Agreement attached hereto as Exhibit 1.8 (the "WARRANT AGREEMENT"). The purchase price per share of Common Stock of Seller purchasable pursuant to each Warrant shall be initially $13.375, and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be initially one (1) share of Common Stock of Seller. The Warrants shall become exercisable one (1) year from the Closing Date and shall expire on the fifth anniversary of the Closing Date.

                                   ARTICLE II

                                     CLOSING

        Section 2.1 Closing. Closing of the purchase and sale of Equipment provided for herein ("CLOSING") shall take place on or before September 30, 1997 at a time and place mutually satisfactory to both parties (the "CLOSING DATE"). At Closing, Seller shall deliver to Buyer a duly executed bill of sale in substantially the form of EXHIBIT "2.1" hereto. Buyer shall deliver to Seller, the Purchase Price as provided in Section 1.2 hereof.

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                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby represents and warrants to Buyer, and covenants with Buyer as follows:

        Section 3.1 Corporate Existence; Authority. Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate and other action; and no further corporate or other action is necessary for Seller to execute and deliver this Agreement and to consummate and perform its obligations hereunder.

        Section 3.2 Consents. No consent, approval, waiver or authorization of, or the making of any declaration or filing with, any governmental authority or any other person is necessary in connection with the execution, delivery or performance by Seller of this Agreement, and the consummation of the transaction contemplated by this Agreement will not require the approval of any entity or person in order to prevent the breach or termination of any agreement or other right, privilege, license or agreement of Seller.

        Section 3.3 No Conflicting Agreements. Neither the execution and delivery of this Agreement by Seller nor the fulfillment of or compliance with the terms or provisions hereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of the Certificate of Incorporation or Bylaws of Seller, or any other agreement, mortgage, lease, license or other instrument or obligation to which Seller is a party or by which the Equipment is bound, or any provision of any applicable law, rule, regulation or ordinance or any order, decree, writ or injunction of any court, administrative agency or governmental authority by which any Seller is bound.

        Section 3.4 Validity and Binding Effect. Seller has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the same may be limited by insolvency, bankruptcy or other laws of general application affecting the enforcement of creditors' rights and by general equitable principles.

        Section 3.5 Title to Equipment. Seller has good and marketable title to, and is the owner of, the Equipment, free and clear of all liens, mortgages, security agreements, leases, options, pledges, charges, covenants, conditions, restrictions and other encumbrances and claims of any kind or character whatsoever and will convey the same to Buyer at Closing.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Seller hereby represents and warrants to Buyer, and covenants with Buyer as follows:



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        Section 4.1 Corporate Existence; Authority. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution, delivery and performance of this Agreement by Buyer has been duly authorized by all necessary corporate and other action; and no further corporate or other action is necessary for Buyer to execute and deliver this Agreement and to consummate and perform its obligations hereunder.

        Section 4.2 Consents. No consent, approval, waiver or authorization of, or the making of any declaration or filing with, any governmental authority or any other person is necessary in connection with the execution, delivery or performance by Buyer of this Agreement, and the consummation of the transaction contemplated by this Agreement will not require the approval of any entity or person in order to prevent the breach or termination of any agreement or other right, privilege, license or agreement of Buyer.

        Section 4.3 No Conflicting Agreements. Neither the execution and delivery of this Agreement by Buyer nor the fulfillment of or compliance with the terms or provisions hereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, the Certificate of Incorporation or Bylaws of Buyer or any agreement or other instrument to which Buyer is a party or by which it is bound, or result in the violation of any provision of any applicable law, rule, regulation or ordinance or any order, decree, writ or injunction of any court, administrative agency or governmental authority by which Buyer is bound.

        Section 4.4 Validity and Binding Effect. Buyer has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered on behalf of Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the same may be limited by insolvency, bankruptcy or other laws of general application affecting the enforcement of creditors' rights or by general equitable principles.

                                    ARTICLE V

                        CERTAIN COVENANTS OF THE PARTIES

        Section 5.1 Registrations, Filings and Consents. Seller will cooperate in good faith, at Buyer's request, to make all registrations, filings, and applications and to give all notices and to obtain all governmental and other consents, transfers, approvals, orders, qualifications and waivers necessary or desirable for the consummation of the transactions contemplated hereby or which may thereafter be reasonably necessary or desirable to effect the transfer or renewal of the Equipment.

        Section 5.2 Further Assurances. Seller agrees from time to time, whether at or after the Closing Date, to execute and deliver, and will cause its affiliates to execute and deliver, such further instruments of conveyance and transfer and take such other action as Buyer may reasonably request in order to more effectively convey and transfer to Buyer the Equipment.



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        Section 5.3 Disclaimer; Limitation of Remedies. THE PARTIES AGREE THAT
THE EQUIPMENT SOLD, CONVEYED, TRANSFERRED AND ASSIGNED HEREBY IS SOLD AND CONVEYED ON AN "AS IS, WHERE IS" BASIS AND THAT THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARE EXCLUDED FROM THIS TRANSACTION AND SHALL NOT APPLY TO THE GOODS SOLD. BUYER ACKNOWLEDGES THAT SELLER SHALL NOT BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OR USE OR LOSS OF PROFITS INCURRED BY BUYER IN CONNECTION WITH OR RELATING TO THE PURCHASE OF THE EQUIPMENT PURSUANT TO THIS AGREEMENT OR THE USE OF THE EQUIPMENT. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY LAW, THE DISCLAIMERS CONTAINED HEREIN ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY LAW, RULE OR ORDER.

                                   ARTICLE VI

                                BUYER'S INDEMNITY

        Notwithstanding any investigation made by or on behalf of Seller prior to or after Closing, Buyer agrees to indemnify, defend and hold harmless Seller and Seller's officers, directors and shareholders from and against, and in respect of, and will reimburse such persons for:

               (a) any and all damages, deficiencies, claims, losses, expenses, obligations, indebtedness and liabilities (collectively, "LIABILITIES") resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement by or on the part of Buyer hereunder;

               (b) any and all Liabilities arising out of Buyer's actions, or the actions of Buyer's employees or agents, which relate to any period ending, matter occurring or state of facts existing after the Closing Date (whether absolute, contingent or otherwise, and whether or not known or unknown) including without limitation, all taxes related to such period and all Liabilities to third parties or to employees or agents of Buyer for tort, negligence, personal injury, products liability, breach of contract, property damage or for other casualty loss or occurrence howsoever arising out of or in any way related to this Agreement (including workers' compensation and claims for strict liability and tort), whether or not any litigation or claim with respect thereto is now pending or has been threatened but excluding Liabilities the existence or occurrence of which would constitute or cause a breach or violation of any agreement, representation or warranty of Seller herein; and

               (c) any and all actions, claims, suits, proceedings, demands, assessments, judgments and costs incident to any of the foregoing, including without limitation reasonable attorneys' fees, court costs and interest.



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                                   ARTICLE VII

                               SELLER'S INDEMNITY

        Notwithstanding any investigation made by or on behalf of Buyer prior to or after Closing, Seller agrees to indemnify, defend and hold harmless Buyer and Buyers's officers, directors and shareholders from and against, and in respect of, and will reimburse such persons for:

               (a) any and all damages, deficiencies, claims, losses, expenses, obligations, indebtedness and liabilities (collectively, "LIABILITIES") resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement by or on the part of Seller hereunder;

               (b) any and all Liabilities which relate to any period ending, matter occurring or state of facts existing prior to the Closing Date, other than related to Buyer's action, or the actions of Buyer's employees or agents, (whether absolute, contingent or otherwise, and whether or not known or unknown) including without limitation, all taxes related to such period and all Liabilities to third parties or to employees or agents of Buyer for tort, negligence, personal injury, products liability, breach of contract, property damage or for other casualty loss or occurrence howsoever arising out of or in any way related to this Agreement (including workers' compensation and claims for strict liability and tort), whether or not any litigation or claim with respect thereto is now pending or has been threatened but excluding Liabilities the existence or occurrence of which would constitute or cause a breach or violation of any agreement, representation or warranty of Seller herein; and

               (c) any and all actions, claims, suits, proceedings, demands, assessments, judgments and costs incident to any of the foregoing, including without limitation reasonable attorneys' fees, court costs and interest.

                                  ARTICLE VIII

                                  MISCELLANEOUS

        Section 8.1 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements made in this Agreement or in any certificate or instrument delivered in connection herewith shall be in full force and effect notwithstanding any investigation made by or disclosure made to any party hereto, whether before or after the date hereof, shall survive Closing and shall continue to be applicable and binding thereafter.

        Section 8.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma without reference to the choice of law principles thereof.



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        Section 8.3 Entire Agreement. This Agreement, including any exhibits and schedules hereto, contains the entire agreement and understanding between the parties hereto, and supersedes any and all prior agreements, arrangements and understandings, relating to the subject matter hereof. There are no written or oral agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless consented to in writing by Buyer and Seller.

        Section 8.4 Expenses. Each party hereto shall separately bear the expenses incurred by it in connection with this Agreement and in connection with all things required to be done by it hereunder.

        Section 8.5 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered personally or when sent by facsimile or on the third day after being mailed by registered or certified mail, postage prepaid, addressed as follows:

               To Seller:       Multimedia Games, Inc.
                                7335 S. Lewis, Suite 302
                                Tulsa, OK 74136
                                Attention:  Contract Administration

               To Buyer:        Equipment Purchasing L.L.C.
                                7335 S. Lewis, Suite 302
                                Tulsa, OK  74136
                                Attention:  Contract Administration

        Any party may change its address for receiving notices by giving written notice of such change to the other party in accordance with this Section 8.5.

        Section 8.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement may not be assigned by either party without the written consent of the other, which consent shall not be unreasonably withheld.

        Section 8.7 Parties In Interest. Nothing in this Agreement shall entitle any party other than Buyer or Seller to any claim, cause of action, remedy or right of any kind.

        Section 8.8 Waiver. No waiver of any term, provision or condition of this Agreement shall be effective unless in writing, signed by the party against which such waiver is sought to be enforced, and no such waiver shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless specifically so stated in such written waiver.



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        Section 8.9 Severability. If any term, covenant or condition of this
Agreement or the application thereof to any person or circumstance (other than a term, covenant, condition or application which affects the essence of this Agreement) shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to those persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        Section 8.10 Bulk Sales. The parties hereby waive any necessary compliance with the provisions of any applicable bulk sales or transfer laws. Buyer hereby jointly and severally agrees to indemnify, defend and hold Buyer harmless from and against any loss or liability Seller may suffer because of noncompliance with such bulk sales or transfer laws or any similar laws of any state.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives on the day first above written.

                                       EQUIPMENT PURCHASING L.L.C.

                                       By:  Rio Grande Management Corp.


                                            By:
                                               ---------------------------------
                                            Name: Clifton Lind
                                            Its:  President


                                       MULTIMEDIA GAMES, INC.

                                       By:
                                          --------------------------------------
                                       Name:  Gordon Graves
                                       Its:   Chief Executive Officer



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                                  EXHIBIT "1.1"

                                    EQUIPMENT



Quantity        Description

60 MegaMania electronic player stations (exact serial numbers to be provided)




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                                  EXHIBIT "2.1"

                                  BILL OF SALE


KNOW ALL PERSONS BY THESE PRESENTS:

         MULTIMEDIA GAMES, INC., a Texas corporation ("SELLER"), in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, does hereby sell, assign, transfer and set over to EQUIPMENT PURCHASING L.L.C., a Delaware limited liability company ("BUYER"), all of Seller's right, title and interest in and to the equipment and other tangible personal property described on Schedule "1.1" attached hereto and made a part hereof (all of such personal property is hereinafter collectively referred to as the "EQUIPMENT") except to the extent that such equipment is specifically excluded therein.

         Seller hereby represents and warrants to Buyer that Seller is the absolute owner of the Equipment, that the Equipment is free and clear of all liens, charges and encumbrances, and that Seller has full right, power and authority to sell the Equipment and to make this Bill of Sale.

         THE PARTIES AGREE THAT THE EQUIPMENT SOLD, CONVEYED, TRANSFERRED AND ASSIGNED HEREBY IS SOLD AND CONVEYED ON AN "AS IS, WHERE IS" BASIS AND THAT THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARE EXCLUDED FROM THIS TRANSACTION AND SHALL NOT APPLY TO THE GOODS SOLD. BUYER ACKNOWLEDGES THAT SELLER SHALL NOT BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OR USE OR LOSS OF PROFITS INCURRED BY BUYER IN CONNECTION WITH OR RELATING TO THE PURCHASE OF THE EQUIPMENT PURSUANT TO THIS AGREEMENT OR THE USE OF THE EQUIPMENT. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY LAW, THE DISCLAIMERS CONTAINED HEREIN ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY LAW, RULE OR ORDER.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed by its officer thereunto duly authorized this 30th day of September 30, 1997.

                                       MULTIMEDIA GAMES, INC.,
                                       a Texas corporation


                                       By:
                                          --------------------------------------
                                       Its:
                                           -------------------------------------